UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2011

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 3, 2011, Nanometrics Incorporated (the “Company”) announced the appointment of Ronald W. Kisling as the Chief Financial Officer (and principal accounting officer) of the Company, effective March 14, 2011. James P. Moniz, the Company’s current Chief Financial Officer (and principal accounting officer), will continue to serve in both capacities until March 14, 2011, and thereafter will continue to be employed by the Company and assist in the transition until April 1, 2011, the date of Mr. Moniz’s retirement. Mr. Moniz’s retirement was previously disclosed in the 8-K filed by the Company with the Securities and Exchange Commission on February 2, 2011.

Pursuant to an Employment Agreement between the Company and Mr. Kisling, Mr. Kisling will be paid an annual base salary of $300,000 and will be eligible to participate in all Company employee benefit plans, policies and arrangements that are provided to the other executive officers and employees of the Company. Mr. Kisling will be granted a non-qualified option to purchase 30,000 shares of our common stock. The shares subject to the option will vest over a four-year period from the grant date, with one-fourth of the total number of shares vesting on the first anniversary of the grant date, and 1/48th of the total number of shares vesting ratably on a monthly basis thereafter. Additionally, Mr. Kisling will receive an award of 10,000 restricted stock units, which units will vest on an annual basis, in equal 1/4th increments, over a four-year period from the award date.

Mr. Kisling also will be eligible for an annual bonus payment of $150,000 if the Company meets certain milestones included in an operating plan to be approved by the Board of Directors, certain benefits including, health benefits and executive reimbursement plan for eligible expenses. Additionally, Mr. Kisling is eligible for severance benefits if he is terminated without cause or he resigns for good reason within twelve (12) months of a change of control, including a one-time lump sum payment of his base salary (in effect immediately prior to such separation), payment of an amount equal to 100% of the most recent bonus actually received by Mr. Kisling, full acceleration of all outstanding equity awards, and up to twelve (12) months of continued health benefits (including dependents). The Company also intends to enter into its standard form of indemnification agreement with Mr. Kisling on substantially the same terms as those entered into with the Company’s other executive officers.

Prior to joining the Company, Mr. Kisling, age 50, served as Chief Financial Officer of PGP Corporation, a leading provider of data protection and encryption products (acquired by Symantec Corporation in June 2010), from May 2010 to September 2010 and Vice President of Finance from December 2006 to May 2010. Mr. Kisling has over 25 years of finance experience and has served as Chief Financial Officer of or held other similar finance positions at Portal Software, Inc. (acquired by Oracle Corporation in July 2006) from March 2004 to November 2006, Saba Software, Inc. from June 2001 to March 2004, SPL WorldGroup (acquired by Oracle Corporation in November 2006) from August 1998 to June 2001, and Symantec Corporation from April 1989 to August 1998.

Mr. Kisling holds a B.A. in Economics from Stanford University and is an inactive Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated March 3, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2011	NANOMETRICS INCORPORATED

/s/ Timothy J. Stultz
Timothy J. Stultz, Ph.D. President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated March 3, 2011.